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                                                                   Exhibit 23.1

                CONSENT OF PETERSON & CO., INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Forms S-2 (Nos.333-37676, 333-63468, 333-73906), Forms S-3 (Nos. 333-19695,
333-62761, 333-45759, 333-07861) and Forms S-8 (Nos. 033-61704, 033-61708,
033-63046, 333-24991, 333-26319, 333-60011) of our report dated February 19,
2002, included in the Annual Report on Form 10-KSB of Protein Polymer Technologies, Inc. for the year ended December 31, 2001, with respect to the financial statements, included in this Form 10-KSB.


                                          PETERSON & CO.
San Diego, California
February 19, 2002